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[LETTERHEAD]


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this amended Form 10-SB filing by Chartwell International, Inc. of my report dated August 27, 1999 relating to the consolidated financial statements of Chartwell International, Inc. which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.



Aurora, Colorado                          /s/ Ronald R. Chadwick, P.C.
November 17, 1999                             RONALD R. CHADWICK, P.C.